UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2007

Aftersoft Group, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Savannah House, 11-12 Charles II Street, London, UK SW1Y 4QU
(Address of principal executive offices)

Registrant's telephone number, including area code: 011 44 207 451 2468

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Michael O’Driscoll resigned as Director of the Company as of March 1, 2007. Mr. O’Driscoll continues to serve as the Chief Financial Officer of the Company. Michael Jamieson resigned as a Director and Chief Operating Officer of the Company as of March 1, 2007. Mr. Jamieson continues to serve as the Chief Executive Officer of MAM Software Limited, a wholly owned direct subsidiary of the Company.

(d) On March 1, 2007, the Board of Directors elected Dwight B. Mamanteo and Marcus Wohlrab to serve as independent directors. The Company formed Compensation, Audit and Governance and Nomination Committees. The Board appointed Mr. Mamanteo to serve as Chairman of the Compensation Committee and as a member of both the Audit and Governance and Nomination Committees. Mr. Wohlrab will serve as Chairman of the Governance and Nomination Committee and will be a member of both the Audit and Compensation Committees.

Item 8.01 Other Events

On March 6, 2007, the Company issued a press release announcing the appointment of Mr. Mamanteo and Mr. Wohlrab to the Board. That press release is filed as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.
The following exhibits are filed with this report.
	99.2	Press release dated March 6, 2007

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aftersoft Group, Inc.

By:	/s/ Ian Warwick
Ian Warwick
Chief Executive Officer

March 6, 2007

Exhibit Index
99.2	Press release dated March 6, 2007